Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/Amendment No. 2 of our report dated February 13, 2009, except Notes 1c(iii) and 18b and c to which the date is March 17, 2009, relating to the financial statements of Changyou.com Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China
March 30, 2009